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                                                                  Exhibit (b)(2)

                     CDC Nvest Tax Exempt Money Market Trust
                            Section 906 Certification

         In connection with the report on Form N-CSR for the period ended June 30, 2003 for the Registrant (the "Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to section 906 of the Sarbanes-Oxely Act of 2002, that:

         1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

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
By:                                           By:
President & Chief Executive Officer           Treasurer
CDC Nvest Tax Exempt Money Market Trust       CDC Nvest Tax Exempt Money Market Trust
---------------------------------------       ---------------------------------------
/s/ John T. Hailer                            /s/ Nicholas H. Palmerino
---------------------------------------       ---------------------------------------

John T. Hailer                                Nicholas H. Palmerino

Date:  August 28, 2003                        Date:  August 28, 2003
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A signed original of this written statement required by Section 906 of the
Sarbanes-Oxley Act of 2002 has been provided to the CDC Nvest Tax Exempt Money Market Trust, and will be retained by the CDC Nvest Tax Exempt Money Market Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.